UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

SOW GOOD INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42037	27-2345075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1440 N Union Bower Rd

Irving, TX 75061

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (214) 623-6055

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	SOWG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 31, 2025, the Board of Directors of Sow Good Inc. (the “Company”) unanimously approved a revision to the annual compensation of Claudia Goldfarb, the Company's Chief Executive Officer, and Ira Goldfarb, the Company's Executive Chairman, whereby Ms. Goldfarb and Mr. Goldfarb would receive approximately 28% and 32%, respectively, of their annual cash salary in shares of the Company's common stock under the Sow Good 2024 Stock Incentive Plan in lieu of cash payments. The number of shares issued in each case is calculated with a stock price equal to the closing price of the Company's common stock on the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOW GOOD INC.

	By:	/s/ Claudia Goldfarb
Claudia Goldfarb
Chief Executive Officer

Date: April 4, 2025

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